Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Jones Soda Co. on Form S-1 of our report dated March 31, 2025, with respect to our audits of the consolidated financial statements of Jones Soda Co. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, appearing in the Annual Report on Form 10-K of Jones Soda Co. for the year ended December 31, 2024.

/s/ Berkowitz Pollack Brant Advisors + CPAs

New York, New York

July 3, 2025